                                                                   Exhibit 10.1

                                SECURED TERM NOTE

$10,000,000.00                                                SEPTEMBER 11, 2000

        FOR VALUE RECEIVED, and intending to be legally bound, the undersigned, THE TRIZETTO GROUP, INC., a Delaware corporation ("TriZetto"), CREATIVE BUSINESS SOLUTIONS, INC., a Texas corporation ("CBS"), ELBEJAY ACQUISITION CORP., a Delaware corporation ("LBJ"), FINSERV HEALTH CARE SYSTEMS, INC., a New York corporation ("Finserv"); HEALTHCARE MEDIA ENTERPRISES, INC., a Delaware corporation ("HME") HEALTHWEB, INC., a Delaware corporation ("HealthWeb"); MARGOLIS HEALTH ENTERPRISES, INC., a California corporation ("Margolis"); NOVALIS CORPORATION, a Delaware corporation ("Novalis"); TRIZETTO APPLICATION SERVICES, INC., a Colorado corporation ("TriZetto Application"); HEALTHCARE MEDIA PRIVATE LIMITED, an India company and subsidiary of HME ("HMP"); DIGITAL INSURANCE SYSTEMS CORPORATION, an Ohio corporation ("Digital"); HEALTH NETWORKS OF AMERICA, INC., a Maryland corporation ("Health Networks"); NOVALIS DEVELOPMENT CORPORATION, a Delaware corporation ("Novalis Development"); NOVALIS DEVELOPMENT & LICENSING CORPORATION, an Indiana corporation ("Novalis Licensing"); NOVALIS SERVICES CORPORATION, a Delaware corporation ("Novalis Services" and collectively with TriZetto, CBS, LBJ, Finserv, HME, HealthWeb, Margolis, Novalis, TriZetto Application, HMP, Digital, Health Networks, Novalis Development, and Novalis Licensing, the "Borrower"), jointly and severally, promise to pay, in lawful money of the United States, to the order of HELLER HEALTHCARE FINANCE, INC., a Delaware corporation, its successors and assigns ("Lender"), the principal sum of TEN MILLION AND 00/100 DOLLARS ($10,000,000.00), or so much of such sum as shall have been advanced by Lender (the "Principal Sum") in accordance with the terms of this Secured Term Note (the "Note"), together with interest and other fees as further set forth in this Note, to be paid in accordance with the terms set forth below.

      1.    Principal and Interest.

            a. If not sooner repaid, Borrower promises to pay to Lender the entire Principal Sum on the earlier to occur of (i) November 30, 2000 and (ii) the date on which the Acquisition is consummated (such payoff date referred to as the "Maturity Date"). For purposes of this Note, the "Acquisition" shall mean that certain merger of LBJ, which is a wholly-owned subsidiary of TriZetto, with and into ERISCO Managed Care Technologies, Inc., a New York corporation ("ERISCO"), pursuant to that certain Agreement and Plan of Reorganization, dated May 16, 2000 (the "Merger Agreement") among TriZetto, LBJ, IMS Health Incorporated, and ERISCO.

            b. In addition to the repayment of the Principal Sum, Borrower promises to pay to Lender interest on the Principal Sum on a monthly basis from the date of this Note until the Maturity Date. Interest shall be at a fluctuating rate per annum compounded daily (on the basis of the actual number of days elapsed over a year of 360 days) equal to LIBOR plus three



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

percent (LIBOR plus 3%) (the "Base Rate"), provided that after an Event of Default (as defined below) such rate shall be equal to the Base Rate plus five percent (5%) (the "Default Interest Rate"). For purposes of the foregoing, the term "LIBOR" means that rate of interest (rounded to the nearest 1/8 of 1% or, if there is no nearest 1/8 of 1%, the next higher 1/8 of 1%) at which deposits of U.S. dollars are offered to Lender (or to a bank designated by Lender) by prime banks in the London interbank foreign currency deposits market, as the rate may from time to time fluctuate. Accrued interest shall be payable monthly in arrears on the last Business Day (as defined below) of each month from September 30, 2000 and continuing through and including the Maturity Date. After maturity, and until the entire Principal Sum plus any other amount due and unpaid shall be paid in full, without limiting any of Lender's other rights and remedies, all outstanding amounts of the Principal Sum shall bear interest, payable on demand, at the Default Interest Rate, but in no event shall the interest payable exceed the maximum lawful rate.

            c. Repayment of Borrower's obligations under this Note is secured by, among other things, the Collateral defined and described in Section 7 of this Note.

      2.    Fees.

            a. In consideration for the extension of credit by Lender as evidenced by this Note, Borrower shall pay to Lender a commitment fee (the "Commitment Fee") in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00), which Commitment Fee shall be payable as follows: (i) Fifty Thousand and No/100 Dollars ($50,000) shall be paid to Lender by Borrower on the date of this Note and (ii) Fifty Thousand and No/100 Dollars ($50,000) shall be paid to Lender by Borrower on the earlier to occur of the (A) Maturity Date, or
(B) the date on which Borrower prepays all of the obligations under this Note (whether the payment is voluntary or as a result of acceleration of the obligations as provided for under this Note); provided, however, if and only if the Merger Agreement is consummated on or prior to November 30, 2000 or the date on which Borrower prepays all of the obligations under this Note and terminates this Note (other than in the event of acceleration hereunder), the portion of the Commitment Fee payable under (ii) above shall be paid by Borrower within three (3) Business Days after the approval by Lender's credit committee of that certain Loan and Security Agreement by and between Borrower and Lender of even date with this Note, pursuant to which Borrower and Lender have entered into a revolving credit arrangement in a principal amount not to exceed $15,000,000 (the "Revolving Loan Agreement") which approval will not occur until after consummation of the Acquisition pursuant to the terms of the Revolving Loan Agreement. Any payment of either (i) or (ii) above shall be made to Lender in immediately available funds to an account designated by Lender. Lender hereby reserves the right to charge the portion of the Commitment Fee described in (ii) above so that it constitutes a portion of the Obligations under (and as defined in) the Revolving Loan Agreement evidenced by the Note (as defined in the Revolving Loan Agreement) and secured by the Revolving Loan Agreement and other Loan Documents under ( and as defined in) the Revolving Loan Agreement. Borrower hereby authorizes Lender to deduct the portion of the Commitment Fee described in (ii) above from the proceeds of the first Revolving Credit Loan under (and as defined in) the Revolving Loan Agreement.


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

            b. Borrower acknowledges and agrees that the financing provided by Lender pursuant to this Note is essential to Borrower in financing its business operations. Accordingly, in consideration thereof and as a material inducement to Lender to make the loan evidenced by this Note (the "Loan"), Borrower shall pay to Lender an exit financing fee (the "Exit Financing Fee") equal to, as applicable, (i) One Hundred Thousand and No/100 Dollars ($100,000) if Borrower does not make any borrowings (i.e. draws) under this Note at any time during the term of this Note, (ii) One Hundred and Fifty Thousand and No/100 Dollars ($150,000) if at any time during the term of this Note, the aggregate gross borrowings (i.e. draws) under this Note (including without limitation principal and interest and irrespective of any payments made by Borrower) are greater than zero ($0) and less than or equal to Five Million and No/100 Dollars ($5,000,000.00), or (iii) Two Hundred and Fifty Thousand and No/100 Dollars ($250,000) if at any time during the term of this Note, the aggregate gross borrowings (i.e. draws) under this Note (including without limitation principal and interest and irrespective of any payments made by Borrower) are greater than Five Million and No/100 Dollars ($5,000,000.00). The breakdown of the Exit Financing Fees are set forth on the following schedule:

               Aggregate Draws                      Fee
               ---------------                    --------
               $0                                 $100,000
               $1-$5,000,000                      $150,000
               >$5,000,000                        $250,000

The Exit Financing Fee shall be due and payable on the earlier to occur of (i) the Maturity Date and (ii) the date on which Borrower prepays all of the obligations under this Note (whether the payment is voluntary or as a result of acceleration of the obligations as provided for under this Note).

      3. Additional Payments. Borrower further promises to pay to Lender, immediately upon demand any and all other sums and charges that may at the time become due and payable under this Note, and all reasonable costs and disbursements in connection with the preparation of this Note (including without limitation reasonable attorneys' fees (both in-house and outside counsel, as applicable), audit fees and search fees), and in the collection of any payments due under this Note and in any action, suit or proceeding to protect, sustain or enforce the rights and remedies of Lender under this Note. The deposit of $25,000 shall be credited towards the payment of such preparation fees. If Lender uses in-house counsel for any of these purposes (i.e., for any task in connection with the enforcement, protection or preservation of any right or claim of Lender and the collection of any amounts due under its Loan Documents), Borrower further agrees that its obligations under this Note and under the Loan Documents include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Lender for the work performed. Borrower shall pay all taxes (other than taxes based upon or measured by Lender's income or revenues or any personal property tax), if any, in connection with the issuance of the Note and the recording of the security documents therefor. The obligations of Borrower under this Section 3 shall survive the payment of Borrower's indebtedness under this Note and the termination of this Note.



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      4.    Conditions to Borrowing; Prepayment; Loan Administration.

            a. Subject to the terms and conditions of this Note, Lender shall make available to Borrower the initial advance of the portion of the Principal Sum requested by Borrower in accordance with Section 4(a)(v) below in immediately available funds not later than 12:00 Noon (Maryland time) on the Business Day on which the following conditions precedent are satisfied:

                  (i) Borrower shall have executed and delivered to Lender the following documents (collectively, the "Loan Documents"):

                        (A)   Note. This Note;

                        (B) Lockbox Agreement. The Lockbox Agreement (as defined in Section 4(j));

                        (C) Resolutions; Company Documents. A certificate of the secretary of each entity comprising Borrower ("Secretary's Certificate") of the borrowing certifying: (i) Resolutions of Borrower or other evidence reasonably satisfactory to Lender that the borrowing of the Loan and the execution, delivery and performance of the Loan Documents have been duly and properly authorized by all necessary action (the "Resolutions"); (ii) the names and signatures of the officers of such parties authorized to execute documents on its behalf in connection herewith; (iii) the certificate of incorporation (or articles of incorporation, as applicable) and bylaws of Borrower, with any amendments to any of the foregoing, (iv) good standing certificates showing each entity comprising Borrower in good standing in its state of incorporation and in each other state in which it is doing business and currently intends to do business for which qualification is required except for such locations where failure to qualify could not have a Material Adverse Effect (provided, Lender agrees to accept qualifications from other states after the Closing if and only if Borrower provides such qualifications after closing and Borrower continues to diligently pursue such qualifications), and (v) all other documents necessary for performance of the obligations of Borrower under the Loan Documents; (notwithstanding the foregoing in this subparagraph (C), with respect to any entity comprising Borrower which has aggregate assets worth less than $100,000, the documents required to be provided under this subparagraph (C) may be delivered within twenty-five (25) calendar days after the date hereof unless otherwise waived by Lender);

                        (D) Opinion. A written opinion of counsel for Borrower as to the due execution, validity and enforceability of the Loan Documents and otherwise in a form reasonably satisfactory to Lender;

                        (E) CFO Certificate. A certificate of the chief financial officer of each entity comprising Borrower, dated the Closing Date, certifying that all of the conditions specified in this Section 4 have been fulfilled;

                        (F) Revolver. The Revolving Loan Agreement and all schedules and exhibits thereto;


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

                        (G) Other Items. All financing statements and other documents, certificates and agreements deemed reasonably necessary or appropriate by Lender to effectuate the transaction;

                  (ii) All representations, warranties and covenants contained in this Note or otherwise made in writing in connection with this Note or the other Loan Documents by or on behalf of Borrower shall be true and correct in all material respects.

                  (iii) No Event of Default or any event that, with the giving of notice or the passage of time or both, could be a default or an Event of Default, shall have occurred or be continuing under this Note or any other Loan Documents.

                  (iv) Lender shall have received Uniform Commercial Code ("UCC"), judgment and tax lien searches with the Secretary of State and local filing offices of each jurisdiction where Borrower maintains a place of business, which searches yield results consistent with the representations and warranties contained in this Note.

                  (v) Lender shall have confirmed that the initial advance shall not exceed a borrowing base (the "Borrowing Base") equal to eighty five percent (85%) of Qualified Accounts (as defined in the Revolving Loan Agreement) due and owing from any Account Debtor (as defined herein); provided, however, subsection (b) of the definition of Qualified Accounts in the Revolving Loan Agreement, for purposes of defining Qualified Accounts under this Note only shall be replaced with the following: "(b) the Account remains unpaid more than one hundred and twenty (120) calendar days past the claim or invoice date (but in no event more than one hundred and thirty five (135) calendar days after the applicable Healthcare Services have been rendered) other than twenty five percent (25%) of the aggregate of such Accounts which remain unpaid more than one hundred and twenty (120) calendar days past the claim or invoice date which shall be deemed as Qualified Accounts hereunder (provided that such Accounts are otherwise (and meet all of the conditions of) Qualified Accounts as defined and set forth herein)". After the initial advance, Lender shall have the right to monitor the collateral (as set forth herein) to ensure that the Loan hereunder does not exceed the Borrowing Base.

            b. Subject to the terms and conditions of this Note, Lender shall make available to Borrower subsequent advances of the portion of the Principal Sum requested by Borrower in accordance with Section 4(b)(iii) below in immediately available funds not later than 12:00 Noon (Maryland time) on the Business Day on which the following conditions precedent are satisfied:

                  (i) All representations, warranties and covenants contained in this Note or otherwise made in writing in connection with this Note or the other Loan Documents by or on behalf of Borrower shall be true and correct in all material respects (except to the extent that any such representations and warranties speak solely to a specified date or are affected by transactions occurring after the date hereof and specifically permitted hereunder).




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                  (ii)  No Event of Default or any event that, with the giving of notice or the passage of time or both, could be a default or an Event of Default, shall have occurred or be continuing under this Note or any other Loan Documents.

                  (iii) Borrower may request such additional advances by delivering a request for a Loan hereunder (subject to availability under the Borrowing Base as set forth in Borrowing Base certificates) in the following manner: (A) Borrower may give Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, not later than 2:00 p.m. Eastern time two (2) Business Days advance notice before the proposed borrowing date; and (B) the becoming due of any amount required to be paid under this Note, whether as interest or for any other obligation under this Note, shall be deemed irrevocably to be a request for an additional advance under this Note on the day following the due date in the amount required to pay such interest or other obligation hereunder if such was not paid by Borrower on the due date.

            c. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each additional advance requested under this Note, or deemed to be requested under this Note, as follows: (x) the proceeds of each such advance requested under subpart (A) of Section 4(b)(iii) shall be disbursed by Lender by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to written direction from Borrower; and (y) the proceeds of each such advance deemed to be requested under subpart
(B) or Section 4(b)(iii) shall be disbursed by Lender by way of direct payment of the relevant interest or other obligation. If any advance made by Lender in excess of the Borrowing Base shall exist at any time, Borrower shall, as soon as possible upon demand (not to exceed two (2) Business Days), repay such overadvance. As set forth above in Section 4(a), Lender may further adjust the Borrowing Base by applying liquidity factors (as described in the Revolving Loan Agreement).

            d. Lender shall enter all advances of the Principal Sum as debits to a loan account in the name of Borrower and shall also record as credits in the loan account all payments made by Borrower and all proceeds of Collateral that are indefeasibly paid to Lender, and may record in the loan account, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower, with respect to the extension of credit contemplated by this Note. Such accounting rendered by Lender shall be deemed final, binding and conclusive upon Borrower, absent manifest error, unless Lender is notified by Borrower in writing to the contrary within thirty (30) calendar days of the date each accounting is mailed to Borrower. Such notice shall be deemed an objection to those items specifically objected to in the notice. All advances (including without limitation the initial advance and all subsequent advances) and other extensions of credit to or for the benefit of Borrower shall constitute one general obligation of Borrower, and shall be secured by Lender's lien upon all of the Collateral.

            e. Lender will account to Borrower monthly with a statement of advances, charges and payments made pursuant to this Note, and the account rendered by Lender shall be deemed final, binding and conclusive upon Borrower absent manifest error.


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            f.    All outstanding principal, interest, fees and other amounts due under this Note must be indefeasibly satisfied in full prior to any advances under the Revolving Loan Agreement.

            g. Borrower may prepay all or any part of the Principal Sum outstanding (inclusive of the Commitment Fee and the Exit Financing Fee if the Principal Sum is repaid in full) without penalty, together with all interest accrued on the Principal Sum and all other sums that are payable pursuant to this Note.

            h. By completing the closing under this Note, or by making advances under this Note, Lender does not waive a breach of any representation, warranty or covenant of Borrower under this Note or under any other Loan Documents, and all of Lender's claims and rights resulting from any breach or misrepresentation by Borrower are specifically reserved by Lender.

            i. Within five (5) Business Days after the end of each calendar month, Borrower shall prepare and submit to Lender a Borrowing Base as of the end of the preceding month. Lender shall calculate Qualified Accounts as of such date and determine whether any shortfall exists as of such date. If a shortfall is found to exist, the amount of such shortfall shall be considered as an overadvance, and Borrower shall be required to repay such overadvance within two
(2) Business Days after Lender notifies Borrower, in writing, of such overadvance.

            j. (A) Borrower shall maintain Lockbox Accounts (collectively, the "Lockbox Account") with Bank One Colorado (the "Lockbox Bank"), subject to the provisions of this Note, and shall execute with the Lockbox Bank a Lockbox Agreement in the form attached as Exhibit A, and such other agreements related thereto as Lender may require (collectively, the "Lockbox Agreement"). Borrower shall ensure that all collections of Accounts are paid directly from Account Debtors into the Lockbox (as defined in the Lockbox Agreement) for transfer into the Lockbox Account and that all funds paid into the Lockbox and Lockbox Account are immediately transferred into a depository account maintained by Lender at Bank One, N.A., or such other financial institution as determined by Lender in its sole discretion, by written notice to Borrower and the Lockbox Bank (the "Concentration Account"). Until such time as a Springing Lockbox Event (as defined herein) has occurred under this Note, Lender shall transfer all funds from the Concentration Account to an account designated in writing by Borrower (the "Borrower Operating Account"). As of the date of this Agreement, the Borrower Operating Account shall be the following account: Bank One, Colorado, N.A., Account Number 283237533. Upon the occurrence of a Springing Lockbox Event, Lender shall notify Borrower in writing that a Springing Lockbox Event has occurred under this Note (such notice referred to as the "Default Notice") and Lender shall simultaneously cease transferring funds Lender receives from the Lockbox to the Borrower Operating Account, and after such Springing Lockbox Event, all collections of Accounts and other funds paid into the Lockbox Account (as provided in the Lockbox Agreement) shall be retained by Lender (and utilized as set forth below) until such time as the Springing Lockbox Event is cured to the satisfaction of Lender. Upon the occurrence and the continuation of a Springing Lockbox Event, Lender shall apply, on a daily basis, all funds transferred into the Concentration Account pursuant to this Section 4(j) to reduce the outstanding indebtedness under this Note (in accordance with Section 4(d)) with future



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advances and other extensions of credit to be made by Lender under the conditions set forth in this Section 4. To the extent that any collections of Accounts or proceeds of other Collateral are not sent directly to the Lockbox but are received by Borrower (whether or not a Springing Lockbox Event has occurred), such collections shall be held in trust for the benefit of Lender and immediately remitted, in the form received, to the Lockbox Bank. For purposes of this Agreement, a "Springing Lockbox Event" shall be an Event of Default or an event that, with the giving of notice or the passage of time or both, could be an Event of Default under the following sections of this Note (irrespective of any cure periods): 12(a), 12(c) (but only with respect to a breach of the covenant set forth in Section 10(r)), 12(e), 12(f) or 12(n)

                  (B) Borrower acknowledges and agrees that its compliance with the terms of this Section 4(j) is essential, and that if Lender reasonably determines that Borrower has failed to comply with any such terms, Lender shall give written notice of such noncompliance. If the noncompliance is not cured within such five (5) calendar days, Lender shall be entitled to assess a non-compliance fee which shall operate to increase the Base Rate by two percent (2%) per annum during any period of non-compliance. Lender shall be entitled to assess such fee whether or not an Event of Default is declared or otherwise occurs. All funds transferred from the Concentration Account for application to Borrower's indebtedness to Lender shall be applied to reduce the Loan balance, but for purposes of calculating interest at all times on and after the occurrence and continuance of a Springing Lockbox Event shall be subject to a three (3) Business Day clearance period. If as the result of collections of Accounts pursuant to the terms and conditions of this Section 4(j) a credit balance exists with respect to the Concentration Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Springing Lockbox Event exists and is continuing.

      5. Payment Office. The Principal Sum, the interest on the Principal Sum, and any other amounts payable under this Note are payable in lawful money of the United States of America at the office of Lender, at 2 Wisconsin Circle, Fourth Floor, Chevy Chase, Maryland 20815, Attention: Steven M. Curwin, Executive Vice President, or at such other place as Lender may specify in writing to Borrower. Any payment by other than immediately available funds shall be subject to collection. Interest shall continue to accrue until the funds by which payment is made are available to Lender for its use. Any payment stated to be due on a day on which banks in Maryland are required or permitted to be closed for business shall be due and payable on the next business day (each such day, a "Business Day") and such extension of time shall be included in the computation of interest in connection with such payment.

      6. No Presentment; Acceleration. On the Maturity Date or upon the occurrence of an Event of Default, the outstanding Principal Sum, accrued and unpaid interest on the Principal Sum, and all other sums owed by Borrower to Lender in connection with this Note (including without limitation the Commitment Fee and the Exit Financing Fee) or the other Loan Documents shall immediately become due and payable. Borrower hereby expressly waives any presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest of any kind.


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

      7.    Security Agreement.

            a. This Note shall constitute a security agreement as that term is used in the UCC and Borrower hereby grants to Lender, to secure Borrower's obligations under this Note and the other Loan Documents, a security interest in the following (collectively, the "Collateral"):

                  (i) All of Borrower's now-owned and hereafter acquired or arising accounts, contract rights, general intangibles, chattel paper, documents and instruments, as such terms are defined in the UCC, including, without limitation, all obligations for the payment of money arising out of Borrower's sale of goods or rendition of services ("Accounts"), accounts receivable and rights to payment of every kind and description, and all of Borrower's contract rights, chattel paper, documents and instruments with respect thereto, and all of Borrower's rights, remedies, security and liens, in, to and in respect of the Accounts, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any Account Debtor, and credit and other insurance ("Account Debtor" means any person obligated on any Account of Borrower);

                  (ii) All moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, in transit to, in possession of, or under the control of Lender or a bailee or Affiliate of Lender, from or for Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of Borrower's deposits (general or special), balances, sums and credits with Lender at any time existing ("Affiliate" means with respect to a specified person, any person directly or indirectly controlling, controlled by, or under common control with the specified person, including without limitation its stockholders and any affiliates. A person shall be deemed to control a corporation if the person possesses, directly or indirectly, the power to direct or cause the direction of the management and business of the corporation whether through the ownership of voting securities, by contract, or otherwise);

                  (iii) All of Borrower's right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any Account, and all returned, reclaimed or repossessed goods;

                  (iv) All of Borrower's now or hereafter acquired deposit accounts into which Accounts are deposited, including the Lockbox Account;

                  (v) All of Borrower's now owned and hereafter acquired or arising general intangibles and other property of every kind and description with respect to, evidencing or relating to its Accounts, accounts receivable and other rights to payment, including, but not limited to, all existing and future customer lists, choses in action, claims, books, records, ledger cards, contracts, licenses, formulae, tax and other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer programs, information, software, records, and data, as the same relates to the Accounts;


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

                  (vi) All of Borrower's other general intangibles (including, without limitation, any proceeds from insurance policies after payment of prior interests), patents, unpatented inventions, trade secrets, copyrights, contract rights, goodwill, literary rights, rights to performance, rights under licenses, choses-in-action, claims, information contained in computer media (such as data bases, source and object codes, and information therein), things in action, trademarks and trademarks applied for (together with the goodwill associated therewith) and derivatives thereof, trade names, including the right to make, use, and vend goods utilizing any of the foregoing, and permits, licenses, certifications, authorizations and approvals, and the rights of Borrower thereunder, issued by any governmental, regulatory, or private authority, agency, or entity whether now owned or hereafter acquired, together with all cash and non-cash proceeds and products thereof;

                  (vii) All of Borrower's now owned or hereafter acquired inventory of every description which is held by Borrower for sale or lease or is furnished by Borrower under any contract of service or is held by Borrower as raw materials, work in process or materials used or consumed in a business, wherever located, and as the same may now and hereafter from time to time be constituted, together with all cash and non-cash proceeds and products thereof;

                  (viii) All of Borrower's now owned or hereafter acquired machinery, equipment, computer equipment, tools, tooling, furniture, fixtures, goods, supplies, materials, work in process, whether now owned or hereafter acquired, together with all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, all replacements thereof and substitutions therefor, and all cash and non-cash proceeds and products thereof; and

                  (ix) The proceeds (including, without limitation, insurance proceeds) of all of the foregoing.

        ; provided, however, Lender will have a continuing lien on and security interest in (rather than a first priority lien and security interest in) the leases set forth on Schedule 7.

            b. Upon the occurrence of an Event of Default under this Note or the other Loan Documents, Lender, in addition to all other rights, options, and remedies granted to Lender under this Note or at law or in equity, may take any of the following steps:

                  (i)   Declare the Loan to be immediately due and payable;

                  (ii) Exercise all other rights granted to it under this Note and all rights under the UCC in effect in the applicable jurisdiction(s) and under any other applicable law; and

                  (iii) Exercise all rights and remedies under all Loan Documents now or hereafter in effect, including but not limited to:

                        (A) The right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process;

                        (B) The right to (by its own means or with judicial assistance) enter any of Borrower's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (c) below, without any liability for rent, storage, utilities, or other sums, and Borrower shall not resist or interfere with such action; and

                        (C) The right to require Borrower at Borrower's expense to assemble all or any part of the Collateral and make it available to Lender at any place reasonably designated by Lender.

            c. Borrower agrees that a notice received by it at least ten (10) calendar days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral that threatens to decline rapidly in value or that is sold on a recognized market may be sold immediately by Lender without prior notice to Borrower. At any sale or disposition of Collateral, Lender may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by Borrower, which right is hereby waived and released. Borrower covenants and agrees not to interfere with or impose any obstacle to Lender's exercise of its rights and remedies with respect to the Collateral following an Event of Default.

            d. Lender shall have the right to proceed against all or any portion of the Collateral to satisfy in any order the liabilities and obligations of Borrower to Lender under this Note and the other Loan Documents. All rights and remedies granted Lender under this Note or under any of the other Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until the Principal Sum, all interest, costs, expenses and other charges due under, and all other existing and future liabilities and obligations of Borrower to Lender under, this Note are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon the occurrence of an Event of Default, may proceed against Borrower, and/or the Collateral, at any time, under any agreement, with any available remedy and in any order.

            8. Use of Funds; Power of Attorney. Borrower covenants and agrees that the Loan shall be used for working capital or other commercial purposes of Borrower; provided, however, the Loan hereunder may not be used by Borrower to pay off any indebtedness for borrowed money, including without limitation any indebtedness from Banc One Leasing Corporation or any of its affiliates, successors or assigns (excluding the specific amount to be paid pursuant to the payoff letter from Banc One Leasing Corporation and Bank One Colorado, N.A. dated as of September 7, 2000). Upon the occurrence and during the continuance of an Event of Default, each of the officers of Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (i) endorse the name of Borrower upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Borrower and constitute collections on Borrower's Accounts; (ii) execute in the name of

Borrower any financing statements, schedules, assignments, instruments, documents, and statements that Borrower is obligated to give Lender under this Note; and (iii) do such other and further acts and deeds in the name of Borrower that Lender may deem reasonably necessary or desirable to enforce any Account or other Collateral or perfect Lender's security interest or lien in any Collateral. In addition, if Borrower breaches its obligation to direct payments of the proceeds of the Collateral to the Lockbox Account upon the occurrence and during the continuance of a Springing Lockbox Event (or an event that, with the giving of notice could reasonably be considered to be a Springing Lockbox Event), Lender, as the irrevocably made, constituted and appointed true and lawful attorney for Borrower pursuant to this paragraph, may, by the signature or other act of any of Lender's officers (without requiring any of them to do so), direct any private payor to pay proceeds of the Collateral to Borrower by directing payment to the Lockbox Account.

      9. Representations. Each entity constituting Borrower hereby warrants and represents to Lender that:

            a. Borrower is a corporation (i) duly organized, validly existing, and in good standing under the laws of its state of incorporation,
(ii) is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary except where the failure to so qualify could not have a Material Adverse Effect (as defined below), (iii) has the corporate power and authority to own its assets and transact the business in which it is engaged, and (iv) has obtained all certificates, licenses and qualifications required under all laws, regulations, ordinances, or orders of public authorities necessary for the ownership and operation of all of its properties and transaction of all of its business, except where the failure to obtain such certificates, licenses and qualifications could not have a Material Adverse Effect. For the purposes of this Note, "Material Adverse Effect" shall mean any event or condition which, alone or when taken with other events or conditions occurring or existing concurrently with such event or condition (i) has or is reasonably expected to have a material adverse effect on the business, operations, condition (financial or otherwise), assets, liabilities, or properties of Borrower; (ii) has or is reasonably expected to have any material adverse effect on the validity or enforceability of this Note or any Loan Document; (iii) materially impairs or is reasonably expected to materially impair the ability of Borrower to pay and perform the obligations under this Note; (iv) materially impairs or is reasonably expected to materially impair the ability of Lender to enforce its rights and remedies under this Note or any of the Loan Documents; or (v) has or is reasonably expected to have any material adverse effect on the Collateral, the liens of Lender in the Collateral or the priority of such liens.

            b. Borrower has full corporate power and authority to borrow the Loan and to enter into, execute, and deliver this Note, and to incur and perform its obligations under this Note and the other Loan Documents, all of which have been duly authorized by all necessary corporate action. Except as set forth on
Schedule 9(b), no consent or approval of stockholders of, or lenders to, Borrower, and no consent, approval, filing or registration with any governmental authority is required as a condition to the validity of this Note or the other Loan Documents or the performance by Borrower of its obligations under this Note or the other Loan Documents.

            c. This Note, when issued and delivered for value received, and all other Loan Documents constitute the valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

            d. The execution and delivery by Borrower of this Note and the other Loan Documents do not, and the performance of Borrower's obligations under this Note and the other Loan Documents will not, violate, conflict with, constitute a default under, or result in the creation of a lien or encumbrance (other than a lien, security interest, charge or other encumbrance in favor of Lender) upon the property of Borrower under (i) any provision of Borrower's certificate of incorporation or bylaws, (ii) any provision of any law, rule or regulation applicable to Borrower, or (iii) any of the following (A) any indenture or other agreement or instrument to which Borrower is a party or by which Borrower or its property is bound (other than indentures, agreements and instruments, the violation, conflicts, or defaults of which, individually or in the aggregate, do not have a Material Adverse Effect), or (B) any judgment, order or decree of any court, arbitration tribunal, or governmental entity which is applicable to Borrower or Borrower's properties or assets, other than such judgments, orders or decrees from such governmental entities, the violation of which, individually or in the aggregate, do not have a Material Adverse Effect.

            e. There are no actions, suits, proceedings or investigations pending, including, without limitation, any condemnation proceeding, or, to the knowledge of Borrower, threatened, against or adversely affecting Borrower's properties or assets or the validity or enforceability of this Note or the other Loan Documents or the ability of Borrower to perform any obligations under this Note or the other Loan Documents. Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court, arbitration tribunal or governmental authority having jurisdiction over Borrower.

            f. The audited financial statements of Borrower as of and for the period ending December 31, 1999 and the unaudited financial statements of Borrower as of and for the period ending June 30, 2000, all certified by the chief financial officer of Borrower, which were previously delivered to Lender, are true, correct and complete and fairly present the financial condition of Borrower and the results of Borrower's operations and changes in financial condition as of the dates and for the periods referred to, and have been prepared in accordance with generally accepted accounting principles. There are no material unrealized or anticipated liabilities, direct or indirect, fixed or contingent, of Borrower as of the dates of such financial statements that are not reflected in the financial statements or the notes thereto. There has been no material adverse change in the business, properties, condition (financial or otherwise) of Borrower since December 31, 1999. Borrower's fiscal year ends on December 31.

            g. Borrower is not in default under or with respect to any obligation in any respect that could have a Material Adverse Effect on its business, operations, property or financial condition, or that could have a Material Adverse Effect on the ability of Borrower to perform its obligations under this Note or the other Loan Documents. No Event of Default or event that, with the giving of notice or lapse of time, or both, could become an Event of Default, has occurred and is continuing.

            h. Borrower has good and marketable title to its properties and assets, including the Collateral and the properties and assets reflected in the financial statements in described in paragraph (f) above, subject to no lien, mortgage, pledge, encumbrance or charge of any kind, other than Permitted Liens. Borrower has not agreed or consented to cause any of its properties or assets, whether owned now or hereafter acquired, to be subject in the future (upon the happening of a contingency or otherwise) to any lien, mortgage, pledge, encumbrance or charge of any kind, other than Permitted Liens. For purposes of this Agreement "Permitted Liens" shall mean: (i) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance; (ii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money),operating and capital leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (iii) mechanic's, workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due, or which are being contested in good faith by appropriate proceedings which suspend the collection thereof and in respect of which adequate reserves have been made (provided that such proceedings do not, in Lender's sole discretion, involve any substantial risk of the sale, loss or forfeiture of such property or assets or any interest therein); (iv) liens and encumbrances in favor of Lender; (v) liens on equipment of Borrower to secure borrowed money incurred for the sole purpose of financing all or a portion of the purchase price of the equipment subject to such lien (i.e. purchase money security interests) in the ordinary course of business; and
(vi) liens set forth on Schedule 9(h).

            i. Borrower has filed, or has obtained extensions for the filing of, all federal, state and other tax returns which are required to be filed, and has paid all taxes shown as due on those returns and all assessments, fees and other amounts due as of the date hereof. All tax liabilities of Borrower were, as of December 31, 1999 and are now, adequately provided for on Borrower's books. No tax liability has been asserted by the Internal Revenue Service or other taxing authority against Borrower for taxes in excess of those already paid. Immaterial exceptions to this section 9(i) are set forth on Schedule 9(i)

            j. The use of the proceeds of the Loan and Borrower's issuance of this Note will not, directly or indirectly, violate or result in a violation of the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation Regulations U, T, or X of the Board of Governors of the Federal Reserve System. Borrower is not engaged in the business of extending credit for the purpose of the purchasing or carrying "margin stock" within the meaning of those regulations. No part of the proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for such purpose.

            k. Borrower is not an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of that Act.

            l. Borrower is not in violation of any statute, rule or regulation of any governmental authority (including, without limitation, any statute, rule or regulation relating to employment practices or to environmental, occupational and health standards and controls), the violation of which could, individually or in the aggregate, have a Material Adverse Effect. Borrower has obtained all licenses, permits, franchises, and other governmental authorizations necessary for the ownership of its properties and the conduct of its business, unless the failure to obtain such licenses, individually or in the aggregate, could not have a Material Adverse Effect. Borrower is current with all reports and documents required to be filed with any state or federal securities commission or similar governmental authority and is in full compliance with all applicable rules and regulations of such commissions, unless the failure to comply, individually or in the aggregate, could not have a Material Adverse Effect.

            m. To Borrower's best knowledge, no use, exposure, release, generation, manufacture, storage, treatment, transportation or disposal of hazardous material has occurred or is occurring on or from any real property on which the Collateral is located (the "Premises") or which is owned, leased or otherwise occupied by Borrower, or has occurred off the Premises as a result of any action of Borrower. To Borrower's best knowledge, all hazardous material used, treated, stored, transported to or from, generated or handled on the Premises, or off the Premises by Borrower, has been disposed of on or off the Premises by or on behalf of Borrower in a lawful manner. To Borrower's best knowledge, there are no underground storage tanks present on or under the Premises owned or leased by Borrower. To Borrower's best knowledge, no other environmental, public health or safety hazards exist with respect to the Premises.

            n. The only places of business of Borrower, and the places where it keeps and intends to keep the Collateral and records concerning the Collateral, are at the addresses set forth in Schedule 9(n), which also lists the owner of record of each such property. Immaterial exceptions to this Section 9(n)are set forth on Schedule 9(n).

            o. Borrower exclusively owns or possesses all the patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, franchises, licenses, and rights with respect to the foregoing necessary for the current and planned future conduct of its business, without any conflict with the rights of others, except to the extent that failure to own or possess such property could not have a Material Adverse Effect. A list of all such patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, franchises, licenses, and rights with respect to the foregoing (indicating the nature of Borrower's interest), as well as all outstanding franchises and licenses given by or held by Borrower, is attached as
Schedule 9(o), except for such patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, franchises, licenses, and rights with respect to the foregoing (indicating the nature of Borrower's interest) which in the aggregate could not have a Material Adverse Effect. Borrower is not in default of any obligation or undertaking with respect to such intellectual property or rights. Borrower is not infringing on any patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, franchises, licenses, any rights with respect to the foregoing, or any other intellectual property rights of others except for infringement which individually or in the aggregate could not have a Material Adverse Effect, and the Borrower is not aware of any infringement by others of any such rights owned by Borrower.

            p. The identity of the greater than 5% stockholders of record of all classes of the outstanding stock of Borrower, together with the respective ownership percentages held by such stockholders as of August 31, 2000, are as set forth in the proxy statement of Borrower dated as of September 7, 2000.

            q. Neither this Note nor any other Loan Document nor any other agreement, document, certificate, or statement furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained in this Note or in the other Loan Documents or such other documents not misleading. Except as disclosed in the "risk factors" section of the Borrower's Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission, there is no fact known to Borrower that would have a Material Adverse Effect or in the future could have a Material Adverse Effect on the business, operations, affairs or financial condition of Borrower, or any of its properties or assets.

            r. Borrower does not own or hold any equity or long-term debt investments in, have any outstanding advances to, have any outstanding guarantees for the obligations of, or have any outstanding borrowings from, any Person except as otherwise disclosed in the financial statements and except to the extent such items, individually or in the aggregate, could not have a Material Adverse Effect on Borrower. Except as otherwise disclosed in the financial statements of the Borrower, Borrower is not a party to any contract or agreement, or subject to any corporate restriction, which could have a Material Adverse Effect.

            s. Within five (5) years before the date of this Note, neither the business, property or assets, or operations of Borrower has been adversely affected in any way by any strike, lockout, combination of workers, or order of the United States of America or other governmental authority, directed against Borrower. There are no pending or, to Borrower's best knowledge, threatened labor disputes, strikes, lockouts, or similar occurrences or grievances against Borrower or its business, which individually or in the aggregate could have a Material Adverse Effect on Borrower.

            t. Except as otherwise set forth on Schedule 9(t), with respect to each Account, Borrower represents that:

                  (i) The Account is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

                  (ii) The Account arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts, certification, participation, certificate of need, or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

                  (iii) The Account is for a liquidated amount maturing as stated in a duplicate claim or invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

                  (iv) The Account, and Lender's security interest in such Account, is not, and will not (by voluntary act or omission by Borrower), be in the future, subject to any offset, lien, deduction, defense, dispute, counterclaim or any other adverse condition, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

                  (v) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the claim or invoice and statements delivered to Lender with respect thereto;

                  (vi) To the best of Borrower's knowledge, (i) the Account Debtor under the Account had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (ii) such Account Debtor is solvent;

                  (vii) To the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor under the Account which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account;

                  (viii) The Account has been billed and forwarded to the Account Debtor for payment in accordance with applicable laws and compliance and conformance with any and requisite procedures, requirements and regulations governing payment by such Account Debtor with respect to such Account, and such Account is properly payable directly to Borrower; and

                  (ix) Borrower has obtained and currently has all licenses, permits and authorizations that are necessary in the generation of such Accounts, other than such licenses, permits and authorizations, the absence of which could not have a Material Adverse Effect.

            u. Within five (5) years before the date of this Note, Borrower has not conducted business under or used any other name (whether corporate, partnership or assumed) except as listed on Schedule 9(u). Borrower is the sole owner of all names listed on that Schedule and any and all business done and invoices issued in such names are Borrower's sales, business, and invoices. Each trade name of Borrower represents a division of Borrower and not a separate Person or independent Affiliate.

            v. Except for Borrower entities which are subsidiaries of other Borrower entities and except as set forth on Schedule 9(v), Borrower has no subsidiaries. None of the subsidiaries set forth on Schedule 9(v) has any assets or operations.

      10.   Affirmative Covenants.

            Each entity constituting Borrower covenants and agrees that until this Note shall be repaid in full:

            a. Financial Statements and Collateral Reports. Borrower will furnish to Lender (i) a sales and collections report and accounts receivable aging schedule on a form acceptable to Lender within fifteen (15) Business Days after the end of each calendar month, which shall include, but not be limited to, a report of sales, credits issued, and collections received; (ii) payable aging schedules within fifteen (15) Business Days after the end of each calendar month; (iii) all internally prepared unaudited monthly financial statements for Borrower, certified by the chief financial officer of Borrower, within twenty
(20) Business Days of the end of each calendar month; (iv) all unaudited quarterly financial statements for Borrower, certified by the chief financial officer of Borrower, within forty five (45) calendar days of the end of each calendar month; (v) all unaudited annual financial statements for Borrower, certified by the chief financial officer of Borrower, within forty five (45) calendar days of the end of each fiscal year; and (vi) such additional information, reports or statements as Lender may from time to time request. All financial statements provided hereunder shall include a balance sheet and statement of earnings and shall be prepared in accordance with GAAP.

            b. Payments Hereunder. Borrower will make all payments of principal, interest, fees, and all other payments required hereunder, under this Note, and under any other agreements with Lender to which Borrower is a party, as and when due.

            c. Existence, Good Standing, and Compliance with Laws. Borrower will do or cause to be done all things necessary (except where the failure to do so could not have a Material Adverse Effect, (i) to obtain and keep in full force and effect all corporate existence, rights, licenses, privileges, and franchises of Borrower necessary to the ownership of its property or the conduct of its business, and comply with all applicable present and future laws, ordinances, rules, regulations, orders and decrees of any Governmental Authority having or claiming jurisdiction over Borrower; and (ii) to maintain and protect the properties used or useful in the conduct of the operations of Borrower, in a prudent manner, including without limitation the maintenance at all times of such insurance upon its insurable property and operations as required by law or by subsection (e) below.

            d. Taxes and Charges. Borrower will timely file all tax reports and pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower, or its income or profits or upon its properties or any part thereof, before the same shall be in default and prior to the date on which penalties attach thereto, as well as all lawful claims for labor, material, supplies or otherwise which, if unpaid, might become a lien or charge upon the properties or any part thereof of Borrower; provided, however, that Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith and by appropriate proceedings by Borrower, as determined in the reasonable judgement of Lender, and Borrower shall have set aside on their books adequate reserve therefor; and provided further, that such deferment of payment is permissible only so long as Borrower's title to, and its right to use, the Collateral is not adversely affected thereby and Lender's lien and priority on the Collateral are not adversely affected, altered or impaired thereby.

            e. Insurance. Borrower will carry adequate public liability and professional liability insurance with responsible companies reasonably satisfactory to Lender in such amounts and against such risks as is customarily maintained by similar businesses and by owners of similar property in the same general area.

            f. General Information. Borrower will furnish to Lender such information as Lender may, from time to time, reasonably request with respect to the business or financial affairs of Borrower, and permit any officer, employee or agent of Lender to visit and inspect (upon reasonable notice of not less than two (2) Business Days) any of the properties during regular business hours, to examine the minute books, books of account and other records, including management letters prepared by Borrower's auditors, of Borrower, and make copies thereof or extracts therefrom, and to discuss its and their business affairs, finances and accounts with, and be advised as to the same by, the accountants and officers of Borrower, all at such times and as often as Lender may require.

            g. Maintenance of Property. Borrower will maintain, keep and preserve the Collateral in good repair, working order and condition, normal wear and tear excepted, and from time to time make all reasonably needful and proper repairs, renewals, replacements, betterments and improvements to the Collateral.

            h. Notification of Events of Default and Adverse Developments. Borrower promptly will notify Lender upon the occurrence of: (i) any Event of Default; (ii) any event which, with the giving of notice or lapse of time, or both, is reasonably likely to constitute an Event of Default; (iii) any event, development or circumstance whereby the financial statements previously furnished to Lender hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of Borrower as of the dates of such financial statements; (iv) any judicial, administrative or arbitration proceeding pending against Borrower, and any judicial or administrative proceeding known by Borrower to be threatened against it which, if adversely decided, could have a Material Adverse Effect on the condition (financial or otherwise) or operations (present or prospective) of Borrower or which may expose Borrower to uninsured liability of $500,000.00 or more; (v) any default claimed by any other creditor for borrowed money of Borrower other than Lender in excess of $200,000; and (vi) any other development in the business or affairs of Borrower which may have a Material Adverse Effect; in each case describing the nature thereof and (in the case of notification under clauses (i) and (ii)) the action Borrower proposes to take with respect thereto.

            i. Employee Benefit Plans. No employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974 ("ERISA") and regulations issued pursuant to ERISA that is maintained by Borrower or under which Borrower could have any material liability under ERISA (i) has failed to meet minimum funding standards established in Section 302 of ERISA, (ii) has failed to substantially comply with all applicable requirements of ERISA and of the Internal Revenue Code, including all applicable rulings and regulations thereunder, or (iii) has engaged in or been involved in a prohibited transaction (as defined in ERISA) under ERISA or under the Internal Revenue Code. Neither Borrower nor any member of a Controlled Group that includes Borrower has not assumed, or received notice of a claim asserted against Borrower or another member of the Controlled Group for, withdrawal liability (as defined in the Multi-Employer Pension Plan Amendments Act of 1980, as amended) with respect to any multi-employer pension plan. Borrower has timely made when due all contributions with respect to any multi-employer pension plan in which it participates and no event has occurred triggering a material claim against Borrower for withdrawal liability with respect to any multi-employer pension plan in which Borrower participates.

            j. Financial Records. Borrower shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements provided hereunder adequate accruals and appropriations to reserves, all in accordance with GAAP.

            k. Places of Business. Borrower shall give fifteen (15) calendar days' prior written notice to Lender of any change in the location of any of its places of business, of the places where its records concerning its Accounts are kept, of the places where the Collateral is kept, or of the establishment of any new, or the discontinuance of any existing, places of business.

            l. Business Conducted. Borrower shall continue in the business presently conducted by it using its commercially reasonable best efforts to maintain its customers and goodwill. Borrower shall not engage, directly or indirectly, in any line of business substantially different from the business conducted by it immediately prior to the Closing Date, or engage in business or lines of business which are not reasonably related thereto.

            m. Litigation and Other Proceedings. Borrower shall give prompt notice to Lender of any litigation, arbitration, or other proceeding before any Governmental Authority against or affecting Borrower if the amount claimed is more than $500,000.00.

            n. Licensure. Borrower will maintain all licenses necessary to conduct its business as currently conducted, and take any steps required to comply with any such new or additional requirements that may be imposed on Borrower.

            o. Bank Accounts. Upon the occurrence of an Event of Default, Borrower shall assign to Lender all of its depository and disbursement accounts into which collections of Accounts are deposited.

            p. Submission of Collateral Documents. Borrower will, on reasonable demand of Lender, make available to Lender copies of shipping and delivery receipts evidencing the shipment of goods that gave rise to an Account, assignment of benefits, in-take forms or other proof of the satisfactory performance of services that gave rise to an Account, a copy of the claim or invoice for each Account and copies of any written contract or order from which the Account arose. Borrower shall promptly notify Lender if an Account becomes evidenced or secured by an instrument or chattel paper and upon request of Lender, will promptly deliver any such instrument or chattel paper to Lender.

            q. Visits and Inspections. Borrower agrees to permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the properties of Borrower, and to inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's business, assets, liabilities, financial condition, business prospects and results of operations.

            r. Net Worth. Borrower will not at any time allow its aggregate net worth, as computed in accordance with GAAP, to fall below $25,000,000.

            s. Further Assurances. Borrower will defend its title to the Collateral against all persons and will, upon request of the Lender, (i) furnish such further assurances of title as may be reasonably required by the Lender,
(ii) deliver and execute or cause to be delivered and executed, in form and content reasonably satisfactory to the Lender, any financing statements, notices, certificates of title, and other documents and pay the cost of filing or recording the same in all public offices deemed necessary by the Lender, as well as any recordation, documentary, or transfer tax required by law to be paid in connection with such filing or recording, and (iii) do such other acts as the Lender may reasonably request in order to perfect, preserve, maintain, or continue the perfection of the Lender's security interest in the Collateral and/or its priority.

            t. Enforcement of Rights. TriZetto, LBJ and all other applicable Borrower entities hereby agree to (a) satisfy all of their respective obligations under the Merger Agreement and the documents executed in connection therewith (collectively with the Merger Agreement, the "Merger Documents") and
(b) diligently pursue, defend and otherwise enforce all of their respective rights in all cases under the Merger Agreement and other Merger Documents.


      11.   Negative Covenants.

            Each entity constituting Borrower covenants and agrees that until this Note shall be repaid in full:

            a. Borrowing. Borrower will not create, incur, assume or suffer to exist any liability for borrowed money except: (i) indebtedness to Lender;
(ii) indebtedness of Borrower secured by mortgages, encumbrances or liens expressly permitted by Lender; (iii) accounts payable to trade creditors and current operating expenses (other than for borrowed money) which are not aged more than one hundred twenty (120) calendar days from the billing date or more than thirty (30) calendar days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings, and Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower and its independent accountants; and (iv) borrowings incurred in the ordinary course of its business and not exceeding $100,000.00 in the aggregate outstanding at any one time. Borrower will not make prepayments on any existing or future indebtedness for borrowed money to any third person or entity (other than Lender, to the extent permitted by this Note or any subsequent agreement between Borrower and Lender).

            b. Liens and Encumbrances. Borrower will not create, incur, assume or suffer to exist any mortgage, pledge, lien or other encumbrance of any kind (including the charge upon property purchased under a conditional sale or other title retention agreement) upon, or any security interest in, any of the Collateral, whether now owned or hereafter acquired, except for Permitted Liens.

            c. Merger, Acquisition, or Sale of Assets. Borrower will not: (i) enter into any transaction of merger or consolidation except as set forth on
Schedule 11(c); (ii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (iii) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any of its assets, or the capital stock of any subsidiary of Borrower, whether now owned or hereafter acquired, other than in the ordinary course of business; or (iv) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person, other than the Acquisition and such acquisitions approved in writing by Lender, which approval shall not be unreasonably withheld (provided that upon the occurrence and continuation of an Event of Default or an event that, with the giving of notice or the passage of time or both, could be a default or an Event of Default, such approval may be withheld in Lender's sole discretion).

            d. Sale and Leaseback. Borrower will not, directly or indirectly, enter into any arrangement whereby Borrower sells or transfers all or any part of its assets and thereupon and within one year thereafter rents or leases the assets so sold or transferred without the prior written notice to, and the prior express written consent of, Lender, which consent shall not be unreasonably withheld.

            e. Dividends, Distributions, and Management Fees. Borrower will not make, declare or pay any dividends or distributions with respect to, purchase, redeem or otherwise acquire for value any of its outstanding stock now or hereafter outstanding, or return any capital of its stockholders, except pursuant to the Borrower's existing Restricted Stock Agreements or future Restricted Stock Grants under the terms of The TriZetto Group, Inc. 1998 Stock Option Plan (as amended and restated on June 29, 2000) or as otherwise approved by the Board of Directors of the applicable Borrower (provided, that such issuances, in the aggregate shall not exceed 10% of any such Borrower), nor shall Borrower pay management fees or fees of a similar nature to any person other than to other entities which constitute the Borrower (in accordance with the terms hereof).

            f. Loans. Borrower will not make loans or advances to any Person, other than (i) trade credit extended in the ordinary course of its business, and
(ii) advances for business travel and similar temporary advances made in the ordinary course of business to officers, stockholders, directors or employees.

            g. Contingent Liabilities. Borrower will not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligations of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

            h. Subsidiaries. Except for subsidiaries which are also certain of the entities which constitute Borrower and those subsidiaries set forth on
Schedule 9(v), Borrower does not have, and will not form, any subsidiary, or make any equity investment in or any loan in the nature of an equity investment to, any other person, without the prior written consent of Lender, which consent shall not be unreasonably withheld. In the event that any subsidiary listed on Schedule 9(v) or any other subsidiary of a Borrower entity which is not a Borrower hereunder at any time acquires or otherwise obtains any assets or commences operations of any kind, Borrower shall immediately add such entity as a "Borrower" entity under this Note and shall ensure that such subsidiary as well as the other Borrower entities execute all documents required to include the collateral of such subsidiary in the Collateral hereunder.

            i. Transactions with Affiliates and Subsidiaries. Without the prior written consent of Lender, which consent shall not be unreasonably withheld, Borrower will not enter into any transaction, including without limitation the purchase, sale, or exchange of property, or the lending or giving of funds to any Affiliate or subsidiary, except as set forth on Schedule 11(i) and except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's business and upon terms substantially the same and no less favorable to Borrower as it would obtain in a comparable arm's length transaction with any Person not an Affiliate or subsidiary, and so long as the transaction is not otherwise prohibited under this Note. The term "Person" means an individual, partnership, corporation, trust, joint venture, joint stock company, limited liability company, association, unincorporated organization, governmental authority, or any other entity. Notwithstanding the foregoing, no Borrower will transfer any assets to any subsidiary listed on Schedule 9(v) or any other subsidiary of a Borrower entity which is not a Borrower hereunder nor cause or allow any such subsidiary to commence operations without the prior written consent of Lender until such subsidiary is added as a "Borrower" entity hereunder as set forth in paragraph 11(h) above for purposes of including the assets of such subsidiary in the Collateral (provided, however, that Lender shall not be required to lend against the assets of such subsidiary added as a Borrower entity).

            j. Change in Capital Structure. Except as set forth on Schedule 11(j)-1 and except as contemplated by the Acquisition, there shall occur no change in Borrower's capital structure as set forth in Schedule 11(j)-2 without the prior written consent of Lender, which consent shall not be unreasonably withheld.

            k. Contracts and Agreements. Borrower will not become or be a party to any contract or agreement which would breach this Note, or breach any other instrument, agreement, or document to which Borrower is a party or by which it is or may be bound, including without limitation the Merger Agreement.

            l. Compliance with ERISA. Borrower will not permit with respect to any Plan covered by Title IV of ERISA any Prohibited Transaction or any Reportable Event.

            m. Qualifications. Borrower will not amend, alter or suspend or terminate or make provisional in any material way, any qualification required to operate its business without the prior written consent of Lender, except in the event where such action could not have a Material Adverse Effect.

            n. Use of Lender's Name. Borrower will not use Lender's name (or the name of any of Lender's affiliates) in connection with any of its business operations, except as required by law (provided, Lender is given prior notice of such usage). Borrower may disclose to third parties that Borrower has a borrowing relationship with Lender. Nothing contained in this Note is intended to permit or authorize Borrower to make any contract on behalf of Lender.

            o. Margin Stock. Borrower will not carry or purchase any "margin security" within the meaning of Regulations U, T or X of the Board of Governors of the Federal Reserve System.

            p. Truth of Statements and Certificates. Borrower will not furnish to Lender any certificate or other document that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

      12. Events of Default. The following events are each an "Event of Default" under this Note:

            a. Borrower fails to make any payment of principal when due or fails to make any payment of interest, fees or other amounts owed to or for the account of Lender under this Note and such payment remains unpaid for ten (10) calendar days after the date that such payment is due; or

            b. Borrower has made any representations or warranties in this Note, the other Loan Documents, any financial statement delivered to Lender or otherwise in connection with this Note or the related transaction that contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained in this Note or in such document or financial statement not misleading; or

            c. Borrower shall fail to perform or observe, or cause to be performed or observed, any other term, obligation, covenant, condition or agreement contained in this Note or the other Loan Documents and any such failure shall have continued for a period of fifteen (15) Business Days after written notice of such failure; or

            d. Any obligation of Borrower (other than its obligations under this Note) for the payment of borrowed money (excluding trade accounts payable) in an amount greater than $200,000 is not paid when due or within any applicable grace period, or such obligation becomes or is declared to be due and payable before the expressed maturity of the obligation, or there shall have occurred an event which, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable; or

            e. Borrower shall (i) apply for, or consent in writing to, the appointment of a receiver, trustee or liquidator; or (ii) file a voluntary petition seeking relief under the Bankruptcy Code, or be unable, or admit in writing Borrower's inability, to pay their debts as they become due; or (iii) make a general assignment for the benefit of creditors; or (iv) file a petition or an answer seeking reorganization or an arrangement or a readjustment of debt with creditors, apply for, take advantage, permit or suffer to exist the commencement of any insolvency, bankruptcy, suspension of payments, reorganization, debt arrangement, liquidation, dissolution or similar event, under the law of the United States or of any state in which Borrower is a resident; or (v) file an answer admitting the material allegations of a petition filed against Borrower in any such bankruptcy, reorganization or insolvency case or proceeding or (vi) take any action authorizing, or in furtherance of, any of the foregoing; or

            f. Either (i) an involuntary case is commenced against Borrower and the petition is not contested within ten (10) calendar days or is not dismissed within sixty (60) calendar days after the commencement of the case or
(ii) an order, judgment or decree shall be entered by any court of competent jurisdiction on the application of a creditor adjudicating Borrower bankrupt or insolvent, or appointing a receiver, trustee or liquidator of Borrower or of all or substantially all of the assets of Borrower and the order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) calendar days or shall not be discharged within ten (10) calendar days after the expiration of any stay of such order, judgment, or decree; or

            g. One or more final judgments against Borrower or attachments against its property not fully and unconditionally covered by insurance shall be rendered by a court of record and shall remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of twenty (20) calendar days; or

            h. There shall occur any uninsured damage to or loss, theft or destruction of any portion of the Collateral that exceeds $500,000 in the aggregate; or

            i. Borrower ceases any material portion of its business operations as presently conducted; or

            j. Subject to applicable cure periods, Borrower breaches or violates the terms of, or a default or an event which, whether with notice or the passage of time, or both, is reasonably likely to constitute a default, occurs under any other existing or future agreement (related or unrelated) between Borrower and Lender; or

            k. Any indication or evidence is received by Lender that Borrower may have directly or indirectly been engaged in any type of activity which, in Lender's discretion, may result in the forfeiture of any property of Borrower to any governmental authority, which default shall have continued unremedied for a period of fifteen (15) calendar days after written notice from Lender;

            l. Borrower or any Affiliate of Borrower, shall challenge or contest, in any action, suit or proceeding, the validity or enforceability of this Note, or any of the other Loan Documents, the legality or the enforceability of any of the obligations under this Note or under any of the Loan Documents or the perfection or priority of any lien granted to Lender;

            m. Borrower shall be criminally indicted or convicted under any law that could have a Material Adverse Effect; or

            n. There shall occur an adverse change in the financial condition or business prospects of Borrower (which change meets the standard of Material Adverse Effect hereunder), or Lender in good faith shall deem itself insecure as a result of acts or events bearing upon the financial condition of Borrower or the repayment of this Note, which default shall have continued unremedied for a period of twenty (20) calendar days after written notice from Lender.

      13.   Lender's Rights.

            a. Upon the occurrence of an Event of Default, Lender may, in addition to its rights and remedies set forth in Sections 6 and 7 above, proceed, to the extent permitted by law, to protect and enforce its rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of Lender. No right or remedy in this Note, the other Loan Documents or in other agreement or instrument to the benefit of Lender is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given under this Note or now or hereafter existing at law or in equity or by statute or otherwise. Without limiting the generality of the foregoing, if the outstanding Principal Sum, or any of the other obligations of Borrower to Lender shall not be paid when due, Lender shall not be required to resort to any particular security, right or remedy or to proceed in any particular order of priority, and Lender shall have the right at any time and from time to time, in any commercially reasonable manner and in any order, to enforce its security interests with respect to the Collateral, liens, rights and remedies, or any of them, as it deems appropriate in the circumstances, and apply the proceeds of any Collateral to such obligations of Borrower as it determines in its sole discretion.

            b. If an Event of Default has occurred as provided above and Borrower has not paid the all amounts outstanding, including all principal, together with interest accrued on such amounts, upon demand by Lender, then Borrower shall pay to Lender interest on such outstanding amounts at a rate per annum equal to the Default Interest Rate from the date such outstanding amounts are due until the date this Note is paid in full. Borrower promises to pay all costs of collection, including reasonable attorneys' fees, if this Note is referred to an attorney for collection after the Event of Default.

      14. No Defenses. Borrower's obligations under this Note shall not be subject to any set-off, counterclaim or defense to payment that Borrower now has or may have in the future.

      15. No Waiver; Cumulative Rights. No failure or delay on the part of Lender in exercising any right, power or privilege under this Note or the other Loan Documents, nor any course of dealing between Borrower and Lender, shall operate as a waiver of the right, power or privilege, nor shall a single or partial exercise of any right, power or privilege preclude any other or further exercise of, or the exercise of any other, right, power or privilege. The remedies provided for in this Note are cumulative and are not exclusive of any remedies that may be available to any party to this Note at law, in equity or otherwise.

      16. Writing Required. No modification or waiver of any provisions of this Note or any other Loan Documents, and no consent to any departure by Borrower, shall in any event be effective, without respect to any course of dealing between the parties, unless the modification or waiver shall be in a writing executed by Lender (and Borrower with respect to a modification) and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall thereby entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

      17. Usury Limitation. Notwithstanding anything contained to the contrary in this Note, Lender shall never be entitled to receive, collect or apply as interest any amount in excess of the maximum rate of interest permitted to be charged by applicable law. If Lender receives, collects or applies as interest any such excess, the amount that would be excessive interest shall be applied to the reduction of the Principal Sum; and if the Principal Sum is paid in full, any remaining excess shall be paid to Borrower. In determining whether or not the interest paid or payable in any specific case exceeds the highest lawful rate, Lender and Borrower shall to the maximum extent permitted under applicable law: (i) characterize any non-principal payment as an expense, fee or premium rather than as interest; and (ii) "spread" the total amount of interest throughout the entire term of the obligation so that the interest rate is deemed to have been uniform throughout the entire term.

      18. Notices. Any notice or demand given under this Note shall be given by delivering it, sending by telecopier (with a confirming copy by regular mail), or by mailing it by certified or registered mail, postage prepaid, return receipt requested, or sent by prepaid overnight courier service addressed to Borrower at: The TriZetto Group, Inc., 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660, Attention: Mr. Michael Sunderland, CFO, Telephone (949) 719-2200, Telecopier: (949) 219-2199. Any notice to be given to Lender under this Note shall be given by personally delivering it, sending by telecopier (with a confirming copy by regular mail), or mailing it by certified or registered mail, return receipt requested, or sent by prepaid overnight courier service, addressed to Lender at: 2 Wisconsin Circle, Fourth Floor, Chevy Chase, Maryland 20815 Attention: Steven M. Curwin, Executive Vice President--Telephone:
(301) 961-1640, Telecopier: (301) 664-9866, or at such other place as Lender may specify in writing to Borrower. Each party may designate a change of address by notice to the other given in accordance with this Section 18 at least fifteen
(15) calendar days before such change of address is to become effective. A notice given under this Note shall be deemed received upon receipt if it is personally delivered or sent by telecopier or overnight courier service and five
(5) calendar days after it is deposited in the U.S. mail if it is sent by regular mail.

      19. Section Headings. The headings of the several paragraphs of this Note are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision.

      20. Severability. If any term, provision, covenant or condition of this Note or the application of such term, provision, covenant or condition to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Note and the application of such term, provision, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, provision, covenant or condition shall be valid and enforced to the fullest extent permitted by law. Upon determination that any such term, provision, covenant or condition is invalid, illegal or unenforceable, Lender may, but is not obligated to, advance funds to Borrower under this Note until Borrower and Lender amend this Note so as to effect the original intent of the parties as closely as possible in a valid and enforceable manner.

      21. Survival of Terms. All covenants, agreements, representations and warranties made in this Note or in any financial statements delivered pursuant to this Note shall survive Borrower's execution and delivery of this Note to Lender and shall continue in full force and effect so long as this Note or any other obligation under this Note shall be outstanding and unpaid or any other obligation of Borrower to Lender or its affiliates under this Note shall remain unperformed.

      22. Indemnity. Borrower hereby agrees to indemnify and hold harmless Lender, its partners, officers, agents and employees (collectively, "Indemnitee") from and against any liability, loss, cost, expense, claim, damage, suit, action or proceeding ever suffered or incurred by Lender (including reasonable attorneys' fees and expenses) arising from Borrower's failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under this Note or from the breach of any of the representations or warranties contained in this Note. In addition, Borrower shall defend Indemnitee against and save it harmless from all claims of any Person with respect to the Collateral. Notwithstanding any contrary provision in this Note, the obligations of Borrower under this Section 22 shall survive the payment in full of the all obligations under this Note and the termination of this Note.

      23. Joint and Several Liability. Each entity constituting Borrower shall be jointly and severally liable for all of the obligations of Borrower under this Note.

      24. Commissions. The transaction contemplated by this Note was brought about by Lender and Borrower acting as principals and without any brokers, agents, or finders being the effective procuring cause. Borrower represents that it has not committed Lender to the payment of any brokerage fee, commission, or charge in connection with this transaction. If any such claim is made on Lender by any broker, finder, or agent or other person, Borrower will indemnify, defend, and hold Lender harmless from and against the claim and will defend any action to recover on that claim, at Borrower's cost and expense, including Lender's counsel fees. Borrower further agrees that until any such claim or demand is adjudicated in Lender's favor, the amount demanded will be deemed a liability of Borrower under this Note, secured by the Collateral.

      25. Third Parties. No rights are intended to be created under this Note or under any other Loan Document for the benefit of any third party donee, creditor, or incidental beneficiary of Borrower. Nothing contained in this Note shall be construed as a delegation to Lender of Borrower's duty of performance, including without limitation Borrower's duties under any account or contract in which Lender has a security interest.

      26. Discharge of Borrower's Obligations. Lender, in its sole discretion, shall have the right at any time, and from time to time, without prior notice to Borrower if Borrower fails to do so, to: (i) obtain insurance covering any of the Collateral as required under this Note; (ii) pay for the performance of any of Borrower's obligations under this Note; (iii) discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on any of the Collateral in violation of this Note unless Borrower is in good faith with due diligence by appropriate proceedings contesting those items; and (iv) pay for the maintenance and preservation of any of the Collateral. Reasonable expenses and advances hereunder shall be added to the Loan, until reimbursed to Lender and shall be secured by the Collateral. Any such payments and advances by Lender shall not be construed as a waiver by Lender of an Event of Default.

      27. Lender Approvals. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Lender with respect to any matter that is the subject of this Note, the other Loan Documents may be granted or withheld by Lender in its sole and absolute discretion.

      28. GOVERNING LAW; CONSENT TO JURISDICTION. THIS NOTE IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT RESPECT TO ANY OTHERWISE APPLICABLE CONFLICTS-OF-LAWS PRINCIPLES, BOTH AS TO INTERPRETATION AND PERFORMANCE, AND THE PARTIES EXPRESSLY CONSENT AND AGREE TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF MARYLAND AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND AND TO THE LAYING OF VENUE IN MARYLAND, WAIVING ALL CLAIMS OR DEFENSES BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, INCONVENIENT FORUM OR THE LIKE. BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS BY MAILING A COPY OF THE SUMMONS TO BORROWER, BY CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER'S ADDRESS SET FORTH IN SECTION 18 ABOVE. BORROWER FURTHER WAIVES ANY CLAIM FOR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY LENDER IN GOOD FAITH.

      29. COOPERATION IN DISCOVERY AND LITIGATION. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF BORROWER OR OF ITS AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF BORROWER FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). BORROWER AGREES THAT LENDER'S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. BORROWER IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER ITS CONTROL AND RELATING TO THE DISPUTE IN ANY JURISDICTION THAT RECOGNIZES THAT (OR ANY SIMILAR) DISTINCTION.

        30. WAIVER OF TRIAL BY JURY. EACH OF BORROWER AND LENDER HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUES TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY EACH OF BORROWER AND LENDER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS NOTE TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS NOTE, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, EACH OF BORROWER AND LENDER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

        31. CONFESSION OF JUDGMENT. BORROWER IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF RECORD, OR THE PROTHONOTARY, CLERK OR SIMILAR OFFICER OF ANY COURT IN ANY COUNTY OF THE STATE OF MARYLAND OR OF BALTIMORE CITY, MARYLAND, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND, AS ATTORNEY FOR BORROWER, AS WELL AS FOR ANY PERSONS CLAIMING UNDER, BY OR THROUGH BORROWER, TO APPEAR FOR BORROWER IN ANY SUCH COURT IN ANY SUCH ACTION BROUGHT AGAINST BORROWER AT THE SUIT OF LENDER TO CONFESS JUDGMENT AGAINST BORROWER IN FAVOR OF LENDER IN THE FULL AMOUNT DUE ON THIS NOTE (INCLUDING PRINCIPAL, ACCRUED INTEREST AND ANY AND ALL CHARGES, FEES AND COSTS) PLUS ATTORNEYS FEES FOR FIFTEEN PERCENT (15%) OF THE AMOUNT DUE, PLUS COURT COSTS, ALL WITHOUT PRIOR NOTICE OR OPPORTUNITY OF BORROWER FOR PRIOR HEARING. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS SECTION, THE LENDER ACKNOWLEDGES THAT ATTORNEYS' FEES ARE STATED TO BE FIFTEEN PERCENT (15%) SOLELY FOR PURPOSES OF FIXING A SUM CERTAIN FOR WHICH JUDGEMENT CAN BE ENTERED BY CONFESSION; AND THE LENDER AGREES THAT IN ENFORCING ANY JUDGEMENT BY CONFESSION, LENDER SHALL NOT DEMAND, SOLELY WITH RESPECT TO ATTORNEYS' FEES INCURRED BY THE LENDER IN CONNECTION WITH SUCH INDEBTEDNESS AFTER SUCH JUDGEMENT IS RENDERED, ANY AMOUNTS IN EXCESS OF THE ACTUAL AMOUNT OF ATTORNEYS' FEES CHARGED OR BILLED TO THE LENDER (WHICH ATTORNEYS' FEES SHALL BE CHARGED OR BILLED TO THE LENDER AT THE STANDARD HOURLY RATES). BORROWER WAIVES THE BENEFIT OF ANY AND EVERY STATUTE, ORDINANCE, OR RULE OF COURT WHICH MAY BE LAWFULLY WAIVED CONFERRING UPON BORROWER ANY RIGHT OR PRIVILEGE OF EXEMPTION, HOMESTEAD RIGHTS, STAY OF EXECUTION, OR SUPPLEMENTARY PROCEEDINGS, OR

OTHER RELIEF FROM THE ENFORCEMENT OR IMMEDIATE ENFORCEMENT OF A JUDGMENT OR RELATED PROCEEDINGS ON A JUDGMENT. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS LENDER SHALL DEEM NECESSARY, CONVENIENT AND PROPER.







                        [THIS SPACE INTENTIONALLY BLANK]

            IN WITNESS WHEREOF, the undersigned have executed this Secured Term Note as of the day and year first above written.

                                  BORROWER:

                                  THE TRIZETTO GROUP, INC.
                                  a Delaware corporation


                                  By: /s/ Michael J. Sunderland
                                     ---------------------------------------
                                      Name:  Michael J. Sunderland
                                      Title:  Chief Financial Officer
                                              and Secretary

                                  CREATIVE BUSINESS SOLUTIONS, INC.
                                  a Texas corporation


                                  By: /s/ Michael J. Sunderland
                                     ---------------------------------------
                                      Name:  Michael J. Sunderland
                                      Title:  Chief Financial Officer
                                              and Secretary

                                  ELBEJAY ACQUISITION CORP.
                                   a Delaware corporation


                                   By: /s/ Michael J. Sunderland
                                     ---------------------------------------
                                       Name:  Michael J. Sunderland
                                       Title:  Chief Financial Officer
                                               and Secretary

                                   FINSERV HEALTH CARE SYSTEMS, INC.
                                   a New York corporation


                                   By: /s/ Michael J. Sunderland
                                     ---------------------------------------
                                       Name:  Michael J. Sunderland
                                       Title:  Chief Financial Officer
                                               and Secretary


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                   HEALTHCARE MEDIA ENTERPRISES, INC.
                                   a Delaware corporation


                                   By: /s/ Michael J. Sunderland
                                     ---------------------------------------
                                       Name:  Michael J. Sunderland
                                       Title:  Chief Financial Officer
                                               and Secretary

                                   HEALTHWEB, INC.
                                   a Delaware corporation


                                   By: /s/ Michael J. Sunderland
                                     ---------------------------------------
                                       Name:  Michael J. Sunderland
                                       Title:  Chief Financial Officer
                                               and Secretary

                                   MARGOLIS HEALTH ENTERPRISES, INC.
                                   a California corporation


                                   By: /s/ Michael J. Sunderland
                                     ---------------------------------------
                                       Name:  Michael J. Sunderland
                                       Title:  Chief Financial Officer
                                               and Secretary

                                   NOVALIS CORPORATION
                                   a Delaware corporation


                                   By: /s/ Michael J. Sunderland
                                     ---------------------------------------
                                       Name:  Michael J. Sunderland
                                       Title:  Chief Financial Officer
                                               and Secretary

                                   TRIZETTO APPLICATION SERVICES, INC.
                                   a Colorado corporation


                                   By: /s/ Michael J. Sunderland
                                     ---------------------------------------
                                       Name:  Michael J. Sunderland
                                       Title:  Chief Financial Officer
                                               and Secretary

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                   HEALTHCARE MEDIA PRIVATE LIMITED
                                   an India company and subsidiary of HME


                                   By:
                                     ---------------------------------------
                                     Name:
                                     Title:

                                   DIGITAL INSURANCE SYSTEMS CORPORATION
                                   an Ohio corporation


                                   By: /s/ Michael J. Sunderland
                                     ---------------------------------------
                                     Name:  Michael J. Sunderland
                                     Title:  Chief Financial Officer
                                             and Secretary

                                   HEALTH NETWORKS OF AMERICA, INC.
                                   a Maryland corporation


                                   By: /s/ Michael J. Sunderland
                                     ---------------------------------------
                                     Name:  Michael J. Sunderland
                                     Title:  Chief Financial Officer
                                             and Secretary

                                   NOVALIS DEVELOPMENT CORPORATION
                                   a Delaware corporation


                                   By:  /s/ Michael J. Sunderland
                                     ---------------------------------------
                                     Name:  Michael J. Sunderland
                                     Title:  Chief Financial Officer
                                             and Secretary

                                   NOVALIS DEVELOPMENT & LICENSING CORPORATION an Indiana corporation


                                   By: /s/ Michael J. Sunderland
                                     ---------------------------------------
                                       Name:  Michael J. Sunderland
                                       Title:  Chief Financial Officer
                                               and Secretary


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                   NOVALIS SERVICES CORPORATION
                                   a Delaware corporation


                                   By: /s/ Michael J. Sunderland
                                     ---------------------------------------
                                      Name:  Michael J. Sunderland
                                      Title:  Chief Financial Officer
                                              and Secretary